Exhibit 99.1

Investor Relations/Media Contact: ICR, LLC Brad Cohen bcohen@icrinc.com 212-217-6393

CAPLEASE ANNOUNCES EXPIRATION OF “GO SHOP” PERIOD

NEW YORK—(BUSINESS WIRE)—July 8, 2013—CapLease, Inc. (the “Company”) (NYSE: LSE) today announced the expiration of the 40-day “go shop” period pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated May 28, 2013, by and among the Company, American Realty Capital Properties, Inc., a Maryland corporation, and certain of their respective affiliates.

During the “go shop” process, the Company was permitted, on the terms and subject to the conditions of the Merger Agreement, to initiate, solicit and encourage inquiries from and engage in discussions and negotiations with third parties relating to alternative acquisition proposals for a period of 40 calendar days that began on May 28, 2013 and expired at 11:59 p.m. (New York City time) on July 7, 2013. During the “go shop” period, the Company contacted 44 potential alternative acquirors. None of the potential acquirors contacted during the “go shop” period submitted a proposal to acquire the Company, and no other person has made an unsolicited inquiry or proposal.

The Company expects to file shortly with the Securities and Exchange Commission (the “SEC”) definitive proxy materials related to the special meeting of the Company’s common stockholders to vote on a proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

The parties to the Merger Agreement currently expect to complete the merger during the third quarter of 2013, subject to satisfaction of the closing conditions, including receipt of the Company’s common stockholders’ approval.

About CapLease

CapLease, Inc. is a real estate investment trust, or “REIT,” that primarily owns and manages a diversified portfolio of single-tenant commercial real estate properties subject to long-term leases to high-credit-quality tenants.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger; (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger; (4) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, tenants, lenders, operating results and business generally; (5) the outcome of any legal proceedings relating to the merger or the Merger Agreement; and (6) risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 21, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, the Company filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on July 2, 2013. When completed, a definitive proxy statement and a form of proxy will be mailed to the Company’s common stockholders. THE COMPANY’S COMMON STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at www.caplease.com under Investors—SEC Filings—Filings or by directing a request to: CapLease, Inc., 1065 Avenue of the Americas, New York, New York 10018, Attn: Investor Relations, (212) 217-6300.

Participants in Solicitation

This press release is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company. The Company, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the common stockholders of the Company in connection with the proposed merger. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 19, 2013, and its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 21, 2013. These documents may be obtained free of charge at the SEC’s website at www.sec.gov, on the Company’s website at www.caplease.com under Investors—SEC Filings—Filings and from the Company by directing a request to: CapLease, Inc., 1065 Avenue of the Americas, New York, New York 10018, Attn: Investor Relations, (212) 217-6300. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger was included in the preliminary proxy statement on Schedule 14A, which the Company filed with the SEC on July 2, 2013, and may be updated or supplemented in the definitive proxy statement and other documents that the Company intends to file with the SEC.